UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2010

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive; Suite 100

San Diego, California 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

Merger Agreement

On July 28, 2010, AMN Healthcare Services, Inc., a Delaware corporation (“AMN”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nightingale Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of AMN (“Merger Sub”), Nightingale Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of AMN (“LLC Sub”), NF Investors, Inc., a Delaware corporation (“NFI”), and GSUIG, L.L.C., a Delaware limited liability company (“GSUIG”) (in its capacity as the representative of the NFI stockholders). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into NFI, with NFI continuing as the surviving corporation (the “Merger”) and, immediately thereafter, NFI (as the surviving corporation of the Merger) will merge with and into LLC Sub, with LLC Sub continuing as the surviving company and as a wholly owned subsidiary of AMN. The Merger has been approved by the boards of directors of AMN, Merger Sub and NFI and by the sole member of LLC Sub.

Under the terms of the Merger Agreement, it is expected that NFI stockholders will receive (i) 6.3 million newly issued shares of AMN common stock (“Common Stock”), par value $0.01 per share, and (ii) approximately 5.7 million shares of newly created Series A Conditional Convertible Preferred Stock, par value $0.01 per share of AMN (the “Preferred Stock”), the terms of which are described below. The total number of shares of Preferred Stock to be issued to NFI’s stockholders is subject to adjustment to reflect any changes in NFI’s indebtedness, working capital and transaction expenses as of the closing date of the Merger. Collectively, the shares of Common Stock and Preferred Stock (assuming conversion thereof into Common Stock) to be issued in connection with the Merger will represent approximately 26% of the issued and outstanding capital stock of AMN following consummation of the Merger. The Merger is expected to close in the third quarter of 2010.

NFI has made customary representations and warranties in the Merger Agreement relating to, among other things, its (and its subsidiaries’) capital structure and organization, its financial condition and its business, operations, permits, licenses, home health activities, franchise matters and assets. Similarly, AMN has made customary representations and warranties in the Merger Agreement relating to, among other things, its capitalization, financial statements, absence of material adverse effect and AMN’s public filings with the Securities and Exchange Commission. AMN and NFI have also made customary agreements in the Merger Agreement, including, among others, agreements (i) with respect to the conduct of their respective businesses during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain transactions during such period. Under the terms of the Merger Agreement (i) NFI is prohibited from soliciting proposals or otherwise entering into an agreement with respect to the sale of its capital stock or all or any material portion of its, or its subsidiaries’ assets to any person other than AMN, (ii) AMN has agreed to use reasonably diligent efforts to arrange and obtain financing in an aggregate amount sufficient to refinance its existing credit facilities and NFI’s existing credit facilities and to pay all transaction related costs of the Merger on terms and conditions reasonably satisfactory to AMN in its sole good faith discretion (the “AMN Financing”) and (iii) AMN has agreed to use commercially reasonable efforts, including filing a proxy statement with the Securities Exchange Commission, to obtain, following the consummation of the Merger, AMN’s stockholders approval of the conversion and voting features of the Preferred Stock (as described below).

Each party’s obligation to consummate the Merger is subject to customary conditions, including (i) regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and (ii) the absence of certain laws, judgments, injunctions or orders of governmental authorities or courts of competent jurisdictions prohibiting the closing.

Additionally, AMN’s obligation to close the Merger is conditioned upon, among others, (i) AMN having obtained and received the proceeds from the AMN Financing (ii) NFI’s indebtedness at closing not being less than $127,000,000 and not greater than $132,000,000 and (iii) obtaining all consents and providing all notifications, primarily related to NFI’s home health business, that are necessary to consummate the Merger, as reasonably determined by AMN.

Under the terms of the Merger Agreement, NFI is obligated to indemnify AMN for all losses resulting from (i) breaches of NFI’s representations and warranties, (ii) NFI’s breach or failure to perform its covenants under the Merger Agreement and (iii) any exercise or purported exercise of appraisal rights by NFI stockholders. Similarly, AMN is obligated to indemnify NFI for all losses resulting from (i) breaches of AMN’s representations and warranties and (ii) AMN’s breach or failure to perform its covenants under the Merger Agreement. The total amount of each of NFI’s and AMN’s indemnification liability will not exceed $16,000,000, with claims required to be asserted within 24 months following the closing.

At the closing, an amount equal to $16,000,000 (represented by 1,454,545 shares of Preferred Stock) will be deposited in escrow to satisfy any indemnification claims by AMN against NFI with respect to breaches by NFI of its representations, warranties and covenants. Additionally, $3.0 million (represented by 272,727 shares of Preferred Stock) otherwise payable to the former NFI stockholders will also be escrowed until settlement of certain post-closing purchase price adjustments and any outstanding appraisal claims by NFI stockholders.

The Merger Agreement may be terminated prior to consummation of the Merger by mutual consent of the parties. In addition, the Merger Agreement may be terminated by either AMN or NFI if (i) the Merger has not been completed by October 31, 2010 (which date will be extended to November 30, 2010 in the event all the conditions to the Merger (other than the receipt of regulatory approval under the HSR Act) have been satisfied) or (ii) the Merger is prohibited by law or by a final non-appealable governmental order. The Merger Agreement may also be terminated by either AMN or NFI if there is a material breach of the other party’s representations, warranties or covenants.

Terms of the Preferred Stock

The terms, rights, obligations and preferences of the shares of Preferred Stock to be issued in connection with the Merger will be set forth in a Certificate of Designations to be executed and filed with the Secretary of State of the State of Delaware on the closing date of the Merger. The terms of the shares of Preferred Stock will include the following:

Liquidation Preference: Each share of Preferred Stock will have a liquidation preference equal to the greater of (x) $10.00 per share plus an amount equal to any accrued and unpaid dividends on such shares of Preferred Stock or (y) the value of the shares of AMN common stock that would be issued in respect thereof upon conversion of such share of Preferred Stock.

Dividend: Shares of Preferred Stock will be entitled to receive any dividends payable on AMN common stock. In addition, as of the closing date of the Merger, shares of Preferred Stock will accrue dividends at a rate of 11.0% per annum until AMN stockholder approval of the conversion and voting features of the shares of Preferred Stock; provided, however, that if AMN stockholder approval is obtained within 6 months following the closing of the Merger, all accrued dividends will be forgiven. At the option of AMN, accrued dividends can be paid in cash or added to the liquidation preference related to the Preferred Stock.

Mandatory Conversion: Shares of Preferred Stock will automatically convert into shares of AMN common stock if, following receipt of stockholder approval of the conversion feature, the trading price of the AMN common stock is greater than or equal to $10.00 per share for 30 consecutive trading days.

Conversion Rate: Each share of Preferred Stock will be convertible into 1 share of AMN common stock (subject to customary adjustments for accrued and unpaid dividends, if any, and changes in AMN’s capital structure).

Optional Redemption: In the event stockholder approval has not been obtained, AMN will have the option at any time on or following the tenth anniversary of the closing of the Merger to redeem all or portion of the outstanding shares of Preferred Stock at a value equal to the Liquidation Preference.

Voting: Shares of Preferred Stock shall be non-voting until the receipt of AMN stockholder approval. If stockholder approval of the voting provisions of the Preferred Stock is obtained, the shares of Preferred Stock will vote on an as-converted basis with the common stock of AMN, voting together as a single class.

AMN Financing

In connection with the acquisition by AMN of NFI, AMN is expected to refinance its existing Term B facility of approximately $107 million and pay off NFI’s existing debt facilities totaling approximately $132 million. AMN expects to amend and extend its current Term B loan and increase its balance by an estimated $68 million to $175 million and issue a second lien term loan of $50 million. In addition, AMN expects to amend and extend its existing revolving credit facility, which is not expected to be drawn under at the closing of the Merger.

Stockholders Agreement

In connection with the execution of the Merger Agreement, AMN also entered into, on July 28, 2010, a stockholders agreement (the “Stockholders Agreement”) with certain NFI stockholders (the “NFI Parties”) who collectively hold approximately 85% of the issued and outstanding capital stock of NFI. Pursuant to the Stockholders Agreement, at closing of the Merger, the NFI Parties will have the right to nominate two directors to the AMN Board to serve as AMN directors until the next AMN annual meeting. Thereafter, for as long as GSUIG L.L.C. holds 10% or more of the issued and outstanding AMN capital stock, it will have the right to nominate one director to the AMN Board. The NFI Parties have agreed to vote their shares of AMN capital stock in favor of AMN’s nominees for election to the AMN Board and against the removal of any of AMN’s nominated directors and, with respect to any other action to be voted on (other than a business combination involving AMN), in accordance with the recommendation of the AMN Board.

The NFI Parties are prohibited from transferring any shares of AMN capital stock received in connection with the Merger for six months following closing of the Merger. Thereafter, the NFI Parties will be able to dispose of the shares of AMN capital stock received by them in connection with the Merger to unaffiliated third parties as follows: up to 20% of the stock of AMN received by them every 6 months (with each additional 20% increment being cumulative and in addition to the amount such NFI Party was otherwise permitted to sell but did not sell in the previous 6-months period).

Pursuant to the terms of the Stockholders Agreement, until the fifth anniversary of the closing date, the NFI Parties will be prohibited from (i) acquiring additional shares of Common Stock (or securities convertible or exercisable into shares of Common Stock), (ii) entering into an agreement relating to a change of control transaction or other extraordinary transaction involving AMN and (iii) taking certain actions relating to the voting of AMN securities.

Registration Rights Agreement

In connection with the execution of the Merger Agreement, AMN agreed to enter into, at the closing of the Merger, a customary registration rights agreement with respect to the shares of AMN common stock to be issued to NFI’s stockholders under the Merger Agreement. The agreement provides for (i) two demand registrations, (ii) “piggy-back” registration rights and (iii) Form S-3 shelf registration rights. The registration rights are subject to certain dollar thresholds and other limitations, including (if applicable) holdbacks at the request of underwriters.

Severance and Non-Competition Agreement

In connection with the transaction, AMN Healthcare Inc., a wholly owned subsidiary of AMN (“AMNH”) entered into a Severance and Non-Competition Agreement (the “Severance Agreement”) with Robert Livonius, the Chief Executive Officer of Nursefinders, Inc., a wholly owned subsidiary of NFI. Under the terms of the Severance Agreement, in the event that AMNH terminates Mr. Livonius’ employment without “cause” (as defined in the Severance Agreement) or Mr. Livonius resigns due to a relocation, AMNH will continue to pay his base salary for 18 months, and will also pay him a prorated portion of his “Average Bonus” (as such term is defined in the Severance Agreement). In addition, AMNH will continue to pay AMNH’s portion of group health care premiums during the applicable COBRA period.

In the event that Mr. Livonius is terminated without cause within one year following a change in control, Mr. Livonius will be entitled to receive a lump sum payment equal to two-times the sum of his annual base salary plus his Average Bonus. Mr. Livonius’ severance payment will be reduced to avoid “parachute” excise taxes under Section 4999 of the Internal Revenue Code, unless the net after-tax amount payable to Mr. Livonius (taking account of excise taxes) would be greater than such maximum. Mr. Livonius is not entitled to any tax “gross-up” payment from AMNH.

Mr. Livonius must execute a release of claims to receive the severance benefits, and he will be subject to certain restrictive covenants, including non-competition and non-solicitation of customers and employees for 18 months following any termination of Mr. Livonius’ employment (two years in the event of a change in control termination).

The foregoing description is qualified in its entirety by reference to the Merger Agreement (which includes a form of the Registration Rights Agreement and the Certificate of Designations with respect to the Preferred Stock), the Stockholder Agreement and the Severance and Non-Competition Agreement, copies of which will be filed with the Securities and Exchange Commission within the applicable deadline.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The issuance and sale of the shares of AMN common stock and Preferred Stock at the closing of the merger is expected to be exempted from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act (“Regulation D”). Prior to the issuance of the shares of AMN common stock and Preferred Stock, each of NFI’s stockholders will be required to make certain representations to AMN as required by Regulation D. AMN has not and will not engage in general solicitation or advertising with regard to the issuance and sale of the AMN common stock and Preferred Stock and has not and will not offer securities to the public in connection with the issuance and sale of AMN securities pursuant to the Merger Agreement.

Item 8.01.	Other Events

On July 28, 2010, AMN issued a press release relating to the Merger, which is filed as Exhibit 99.1 to this Current Report on Form 8–K and is incorporated herein by reference.

Forward–Looking Statements

Except for historical information contained herein, the statements made in this Form 8-K constitute “forward–looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward–looking statements may include, but are not limited to, statements about AMN’s plans, objectives, expectations and intentions. Actual results may differ materially from the results discussed in the forward–looking statements because such statements involve certain risks and uncertainties. Additional information on these risks can be found in AMN’s filings with the SEC.

Important Information

AMN intends to file a proxy statement and other relevant materials with the SEC to obtain shareholder approval of (i) the convertibility of the preferred stock to be issued to Medfinders’ shareholders in the acquisition into shares of AMN common stock and (ii) the voting rights of such preferred stock (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by AMN with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from AMN’s website at www.amnhealthcare.com or by writing to: AMN Healthcare Services, Inc., 12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attention: Investor Relations.

AMN and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of AMN in connection with the Stockholder Approval. Information regarding AMN’s directors and executive officers is included in AMN’s definitive proxy statement for its 2010 annual meeting of stockholders held on April 14, 2010, which was filed with the SEC on March 12, 2010.

Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.

Cautionary Statement

The issuance of the securities in the transactions described in this 8-K have not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Item 9.01.	Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1	Press release, dated July 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN HEALTHCARE SERVICES, INC.

Date: July 28, 2010	By:	/S/ SUSAN R. NOWAKOWSKI
Susan R. Nowakowski
President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1	Press release, dated July 28, 2010.